ROBERT MARSTON CORPORATE COMMUNICATIONS, INC.

       N E W S                                 485 MADISON AVENUE
                                            NEW YORK, NY  10022-5896
                                                 (212) 371-2200
================================================================================
For Immediate Release

Contacts:

FOR CASTLE HARLAN                                               FOR AAS
-----------------                                               -------
Charles Storer                                                  Donna M. Wollen
212-836-4209                                                    586-997-6845

                        ALAN JOHNSON NAMED PRESIDENT, CEO
                          OF ADVANCED ACCESSORY SYSTEMS

       STERLING HEIGHTS, Michigan, February 3, 2005 - Advanced Accessory Systems, the leading manufacturer of automotive roof racks and towing systems in North America and Europe, announced today the appointment of Alan C. Johnson as president and chief executive officer, effective immediately.

       Johnson, 56, succeeds Terence C. Seikel, who indicated a desire to resign last summer in order to pursue other interests.

       "I enthusiastically welcome the opportunity and the challenge that AAS offers," Johnson said. "This is an industry that I know well, and I am confident that the company will continue to expand its operations and markets here and overseas."

       Johnson has been president and chief operating officer of Plastech Engineered Products of Dearborn, Michigan, since early last year when Plastech acquired LDM Technologies of Auburn Hills, Michigan. Plastech is a major supplier of injection-molded plastic components, assemblies and systems to the automotive original equipment manufacturer market. Johnson had been with LDM since 2001 as president and CEO.

       Before that, Johnson had held a number of executive positions over more than 30 years with Federal-Mogul, a major auto-parts manufacturer in Southfield, Michigan, and with battery-maker Exide Corporation of Reading, Pennsylvania.

       With Federal-Mogul, Johnson's positions included executive vice president, Americas and Asia Pacific, executive vice president, Powertrain Systems, and president, Manufacturing Operations/OEM Business. At Exide, where he was employed in 1999 and 2000, he was president and chief operating officer.

       Johnson earned a bachelor's degree in business administration from the University of Michigan, Ann Arbor, and a master's degree in business administration from Wayne State University in Detroit.

       AAS, based in Sterling Heights, has 25 manufacturing and support facilities throughout North America and Europe. Its customers include all of the major automakers, as well as numerous aftermarket product distribution channels.

       Castle Harlan, founded in 1987, is a leading New York private-equity investment firm, investing in controlling interests in the buyout and development of middle-market companies in North America and Europe. Through Castle Harlan Partners IV, the firm has owned a controlling interest in AAS since April 2003.

       Castle Harlan's team of nine managing directors, including its founders, has completed more than 60 acquisitions with a total value in excess of $7 billion. The firm traces its roots to the start of the institutionalized private-equity business in the late 1960s.

       Castle Harlan also invests in Australia, New Zealand and the Australasian region through its Sydney-based affiliate, CHAMP, which is one of Australia's oldest and largest private equity firms.

       Castle Harlan's portfolio companies, which employ more than 26,000 people, include Ames True Temper, a leading manufacturer of lawn and garden tools and accessories; Horizon Lines, one of the largest U.S. container shipping companies, and Morton's Restaurant Group, a leading operator of upscale steakhouses.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements involve risks and uncertainties faced by AAS including, but not limited to, economic, competitive, governmental and technological factors outside the control of AAS that may cause actual results to differ materially from the forward-looking statements. These factors, risks and uncertainties include, among others, the following: compliance with new laws and regulations, general economic conditions in the markets in which we operate, fluctuation in demand for our products and in the production of vehicles for which we are a supplier, significant raw material price fluctuations, labor disputes with our employees or of our significant customers or suppliers, changes in consumer preferences, dependence on significant automotive customers, the level of competition in the automotive supply industry, pricing pressure from automotive customers, our substantial leverage, limitations imposed by our debt facilities, changes in the popularity of particular vehicle models or towing and rack systems, the loss of programs on particular vehicle models, risks associated with conducting business in foreign countries and other business factors. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. The company disclaims any obligation to update any forward-looking statements.

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